UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 4, 2009

Commission File Number: 333-142860

NACEL ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

Wyoming	20-4315791
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

9375 E. Shea Blvd., Suite 100 Scottsdale, Arizona	85260
(Address of principal executive offices)	(Zip Code)

(602) 235-0355
(Registrant telephone including area code)

Check the appropriate item below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 – Other Events.

On December 4, 2009, NACEL Energy confirmed the submission of a Small Generator Interconnection Request to Southwestern Power Pool concerning the interconnection of Phase 1 of the Company’s Leila Lake wind power project to the electric grid.

NACEL Energy’s complete submission included requisite engineering drawings, other technical documentation including wind turbine selection and a proposed date of commissioning (operations).

The Company has specified the ACCIONA 1500AW wind turbine rated at 1.5 MW for commissioning at Leila Lake.

NACEL Energy anticipates a period of several months, or longer, before a final interconnection agreement can be executed. In the interim, important additional development milestones are underway including, without limitation, obtaining of turbine debt financing and a power purchase agreement. Accordingly, the Company cautions that commissioning (operations) at Leila Lake is not expected until the fourth quarter of 2010, or later depending on future events.

A copy of the press release pertaining to the foregoing is attached hereto as an exhibit.

Item 9.01 – Exhibits

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

NACEL ENERGY CORPORATION

Date: December 9, 2009	By: /s/ Paul Turner
Paul Turner, Chief Executive Officer